UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 26, 2005

LABOR READY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)

(253) 383-9101

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement

On May 26, 2005, Labor Ready, Inc. (the “Company”) entered into an Agreement and Plan of Merger with CLP Holdings Corp., a Nevada corporation (“CLP”), Labor Ready Acquisition Sub II, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Acquisition Sub”) and, as shareholder representatives, Baird Capital Partners Management Company, LLC and William Blair Capital Partners VI, L.L.C. (the “Merger Agreement”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Acquisition Sub will merge with and into CLP (the “Merger”), with CLP continuing as the surviving corporation.  At the effective time and as a result of the Merger, CLP will become a wholly owned subsidiary of the Company, and each share of CLP common stock will be converted into the right to receive a proportionate share of the merger consideration.  Immediately prior to completion of the Merger, all of CLP’s outstanding preferred stock will be redeemed.  The aggregate purchase price to be paid in connection with the Merger will be approximately $46.2 million, subject to working capital and other adjustments as set forth in the Merger Agreement.  The Merger Agreement provides for an escrow holdback amount of $7.0 million and the Merger Agreement also contains customary representations and warranties and indemnification provisions.

The parties anticipate that the Merger will become effective on May 27, 2005.

Item 7.01.                                          Regulation FD Disclosure

In connection with the Merger Agreement, the Company has issued a press release (the “Press Release”), which is attached to this report as Exhibit 99.1.  In addition, copies of slide presentations (the “Slide Presentation”) regarding certain background information regarding CLP are attached to this report as Exhibit 99.2.

In accordance with General Instruction B.2. of Form 8-K, the information contained in the Press Release and the Slide Presentation shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall the Press Release and the Slide Presentation be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

	(c)	Exhibits

	99.1.	Press Release of Labor Ready, Inc. dated May 26, 2005

	99.2.	Slide Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR READY, INC.
(Registrant)

Date: May 26, 2005	By:	/s/ Steven C. Cooper.

Steven C. Cooper
Chief Financial Officer